Exhibit 4.57

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Signature version

Oct. 25, 2013

PURCHASE AND SALE CONTRACT OF PARTNERSHIP SHARES (THE “CONTRACT”) HELD BY AND BETWEEN, SATELITES MEXICANOS, S.A. DE C.V. REPRESENTED HEREIN BY MR. PATRICIO E. NORTHLAND (“SATMEX”), HOLDSAT MEXICO, S.A.P.I. DE C.V., REPRESENTED HEREIN BY MR. ALEJANDRO SAINZ ORANTES (“HOLDSAT”) AND SMVS-ADMINISTRACION, S. DE R.L. DE C.V., REPRESENTED HEREIN BY MR. PATRICIO E. NORTHLAND (“SMVS”) (EACH OF THEM, EQUALLY, THE “SELLER” AND JOINTLY, THE “SELLERS”), AND AXESAT, S. A., REPRESENTED HEREIN BY MR. MAURICIO SEGOVIA OSPINA (“AXESAT”) AND INGUX, S.A., REPRESENTED HEREIN BY MR. MAURICIO SEGOVIA OSPINA (“INGUX”) (EACH OF THEM, EQUALLY, THE “BUYER” AND JOINTLY, THE “BUYERS”), AND ALSO, ENLACES INTEGRA, S. DE R. L. DE C. V., REPRESENTED HEREIN BY MR. VICTOR MANUEL FERNANDEZ MEILLON (“ENLACES”) (THEY BUYERS JOINTLY WITH THE SELLERS AND ENLACES, HEREINAFTER THE “PARTIES” AND ANY OF THEM INDIVIDUALLY, ONE “PARTY”) IN THE PRESENCE OF HPS CORPORATIVO, S. DE R. L. DE C.V., REPRESENTED HEREIN BY MR. VICTOR MANUEL FERNANDEZ MEILLON (“HPS”), UNDER THE FOLLOWING REPRESENTATIONS AND CLAUSES.

REPRESENTATIONS

A. SATMEX represents under oath, through its legal representative, that:

A.1. It is a legally incorporated trading company, existing as per the Mexican United States laws, as certified in public deed number 51,371 dated on June 26th, 1997, granted by Mr. Miguel Alessio Robles, Esq., Notary Public number 19 of Mexico City, whose first notarial certified copy was registered before the Public Registry of Commerce of Mexico City on July 1st, 1997, under commercial folio number 226,109.

A.2. In accordance with its corporate bylaws, it has full legal powers to hold this Contract and bind itself as per the terms provided herein.

A.3. On the date of signature of this Contract, it is the only and lawful owner, duly recorded in the corresponding Special Book of Partners, and it is legally the holder of 1 (one) Partnership Share of Enlaces capital stock, with a value of [***], from which: [***] correspond to variable stock, “A” series, and [***] correspond to fixed assets, [***].

A.4. SATMEX has not held any contract or agreement granting call options, underwriting options or other rights to any other person, for the acquisition of Partnership Shares or other kind of securities that may be converted into or referred to the Partnership Share held by SATMEX in Enlaces.

[Illegible signatures at the bottom and right-hand margin]

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

A.5. SATMEX’s Partnership Share in Enlaces, subject matter of this Contract, has been duly subscribed, paid and presented. On the Closing Date (as per the definition assigned below for such term), SATMEX’s Partnership Share in Enlaces shall be free from any encumbrances or ownership limitation.

A.6. It is its will to transfer to AXESAT, free form any encumbrances or ownership limitation, the Partnership Share of SATMEX in Enlaces, in exchange of the corresponding payment of the amount provided herein.

A.7. Except for the authorization stated in Clause Five of this Contract, it does not require any further permit or authorization, whether corporate, governmental or of any other nature, to hold and abide by the Contract herein, including, without being limited to, those of any creditor as per the Indenture dated on May 5th, 2011, from which is derived the Pledge Contract on the Partnership Share, entered into by SATMEX and Wells Fargo, National Association, on May 26th, 2011, and any amendment thereto, through which SATMEX pledged SATMEX’s Partnership Share in Enlaces (the “Pledge”).

A.8. Its legal representative holds enough powers and authority to enter this Contract into, as stated in public deed number 69,143, dated on October 16th, 2013, granted by Mr. Roberto Nuñez y Bandera, Esq., Notary Public number 1 of Mexico City. Such powers and authority have not been limited, modified or revoked in any way until the date on which this instrument is signed.

A.9. SATMEX’s representations detailed in the Contract herein are true upon the date of signature thereof and no information and/or documentation, that may influence AXESAT’s decision to acquire SATMEX’s Partnership Share in Enlaces, has been omitted by SATMEX, as SATMEX is aware of the fact that these representations are a decisive reason for AXESAT to purchase SATMEX’s Partnership Share in Enlaces.

A.10. The execution hereof does not violate, infringe or default in any other way: (a) any legal provisions and/or corporate bylaws of SATMEX; (b) any license, permit or authorization type granted to SATMEX; (c) any agreement or contract held by SATMEX; and (d) any third party’s right in relation to SATMEX. According to the hereinbefore, once signed by SATMEX, this Contract shall be valid, and once the Conditions Precedent (as such term is defined below) are updated, it shall be enforceable, and the execution of the Contract herein shall not mean the rescission or early termination of any legal actions or facts entered into by SATMEX.

A.11. It has the necessary and enough financial soundness to abide by the obligations derived from this Contract.

A.12. As far as it is known, derived from its performance as partner, whether direct or indirect, of Enlaces and HPS, respectively, and from the information to which it has had access because of the execution, with Enlaces, of the Contract for the Provision of Senior Management Services and Acknowledgement of Indebtedness, dated on December 27th, 2007 (and any amending agreement thereof) (the “Senior Management Contract”), those representations from Enlaces and HPS expressly stated in this Contract and its corresponding Attachments are right and true. SATMEX is aware of the fact that these

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

representations are a decisive reason for AXESAT to purchase SATMEX’s Partnership Share in Enlaces.

A.13. It is duly registered in the Federal Taxpayer Registry with tax identification number SME970626MK5.

B. HOLDSAT represents under oath, through its legal representative, that:

B.1. It is a legally incorporated trading company, existing as per the Mexican United States laws, as certified in public deed number 63,193 dated on December 20th, 2010, granted by Mr. Roberto Nuñez y Bandera, Esq., Notary Public number 1 of Mexico City, whose first notarial certified copy was registered before the Public Registry of Commerce of Mexico City on January 7th, 2011, under commercial folio number 430,976.

B.2. In accordance with its corporate bylaws, it has full legal powers to hold this Contract and bind itself as per the terms provided herein.

B.3. On the date of signature of this Contract, it is the only and lawful owner, duly recorded in the corresponding Special Book of Partners, and it is legally the holder of [***]representative Partnership Share of Enlaces’ capital stock, with a value of [***] corresponding to variable stock, [***] (the “Partnership Share of HOLDSAT in Enlaces”).

B.4. HOLDSAT has not held any contract or agreement granting call options, underwriting options or other rights to any other person, for the acquisition of the Partnership Share of HOLDSAT in Enlaces or other kind of securities that may be converted into or referred to the Partnership Share held by SATMEX in Enlaces or through which a derivative or synthetic financial operation may be documented on the Partnership Share of HOLDSAT in Enlaces.

B.5. HOLDSAT Partnership Share in Enlaces, subject matter of this Contract, has been duly subscribed, paid and presented. On the Closing Date, HOLDSAT’s Partnership Share in Enlaces shall be free from any encumbrances or ownership limitation.

B.6. It is its will to transfer to INGUX, free form any encumbrances or ownership limitation, the Partnership Share of HOLDSAT in Enlaces, in exchange of the corresponding payment of the amount provided herein.

B.7. Except for the authorization stated in Clause Five of this Contract, for transferring the Partnership Share of HOLDSAT in Enlaces, it does not require any further authorization from its Shareholders’ Meeting or from its Management Board.

B.8. Its legal representative holds enough powers and authority to enter this Contract into, as stated in public deed number 69,147, dated on October 16th, 2013, granted by Mr. Roberto Nuñez y Bandera, Esq., Notary Public number 1 of Mexico City. Such powers and authority have not been limited, modified or revoked in any way until the date on which this instrument is signed.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

B.9. The execution hereof does not violate, infringe or default in any other way: (a) any legal provisions and/or corporate bylaws of HOLDSAT; (b) any license, permit or authorization type granted to HOLDSAT; (c) any agreement or contract held by HOLDSAT; and (d) any third party’s right in relation to HOLDSAT. According to the hereinbefore, once signed by HOLDSAT, this Contract shall be valid, and once the Conditions Precedent are updated, it shall be enforceable, and the execution of the Contract herein shall not mean the rescission or early termination of any legal actions or facts entered into by HOLDSAT.

B.10. It has the necessary and enough financial soundness to abide by the obligations derived from this Contract.

B.11. As far as it is known, derived from its performance as partner, whether direct or indirect, of Enlaces, those representations from Enlaces expressly stated in this Contract and its corresponding Attachments are right and true. HOLDSAT is aware of the fact that these representations are a decisive reason for INGUX to purchase HOLDSAT’s Partnership Share in Enlaces.

B.12. It is duly registered in the Federal Taxpayer Registry with tax identification number HME101220AU2.

C. SMVS represents under oath, through its legal representative, that:

C.1. It is a legally incorporated trading company, existing as per the Mexican United States laws, as certified in public deed number 36,579, dated on June 30th, 2006, granted by Mr. Erik Namur Campesino, Esq., Notary Public number 94 of Mexico City, whose first notarial certified copy was registered before the Public Registry of Commerce of Mexico City on October 19th, 2006, under commercial folio number 355,456.

C.2. In accordance with its corporate bylaws, it has full legal powers to hold this Contract and bind itself as per the terms provided herein.

C.3. On the date of signature of this Contract, it is the only and lawful owner, duly recorded in the corresponding Special Book of Partners, and it is legally the holder of [***] representative Partnership Share of HPS capital stock, with a value [***] corresponding to fixed assets (the “Partnership Share of SMVS in HPS”).

C.4. SMVS has not held any contract or agreement granting call options, underwriting options or other rights to any other person, for the acquisition of the Partnership Share of SMVS in HPS.

C.5. SMVS’s Partnership Share in HPS, subject matter of this Contract, is free from any encumbrances or ownership limitation and has been duly subscribed, paid and presented.

C.6. It is its will to transfer to AXESAT, free form any encumbrances or ownership limitation, the Partnership Share of SMVS in HPS, in exchange of the corresponding payment of the amount provided herein.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

C.7. For the transfer of SMVS’s Partnership Share in HPS, no authorization is required from its Shareholders’ Meeting or Management Board.

C.8. Its legal representative holds enough powers and authority to enter this Contract into, as stated in public deed number 42,225, dated on July 16th, 2008, granted by Mr. Erik Namur Campesino, Esq., Notary Public number 94 of Mexico City, whose first notarial certified copy was registered before the Public Registry of Commerce of Mexico City on August 13th, 2008, under commercial folio number 355,456. Such powers and authority have not been limited, modified or revoked in any way until the date on which this instrument is signed.

C.9. The execution hereof does not violate, infringe or default in any other way: (a) any legal provisions and/or corporate bylaws of SMVS; (b) any license, permit or authorization type granted to SMVS; (c) any agreement or contract held by SMVS; and (d) any third party’s right in relation to SMVS. According to the hereinbefore, once signed by SMVS, this Contract shall be valid, and once the Conditions Precedent are updated, it shall be enforceable, and the execution of the Contract herein shall not mean the rescission or early termination of any legal actions or facts entered into by SMVS.

C.10. It has the necessary and enough financial soundness to abide by the obligations derived from this Contract.

C.11. As far as it is known, derived from its performance as partner, whether direct or indirect, of HPS, those representations from HPS expressly stated in this Contract and its corresponding Attachments are right and true. SMVS is aware of the fact that these representations are a decisive reason for AXESAT to purchase SMVS’s Partnership Share in HPS.

C.12. It is duly registered in the Federal Taxpayer Registry with tax identification number SMV060703PB2.

D. AXESAT represents under oath, through its legal representative, that:

D.1. It is a legally incorporated trading company, existing as per the Republic of Colombia laws, as certified in public deed number 732, dated on April 1st, 2003 , granted by Notary Public number 41 of Circulo Bogota, Capital District.

D.2. In accordance with its corporate bylaws, it has full legal powers to hold this Contract and bind itself as per the terms provided herein.

D.3. Its legal representative holds enough powers and authority to enter this Contract into, as stated in public deed number 732, dated on April 1st, 2003, granted by Notary Public number 41 of Circulo de Bogota, Capital District, and through the Certificate of existence and legal representation or registration of Documents R039280224, dated on September 2nd, 2013, issued by the Commerce Chamber of Bogota, which until the date of signature of this instrument have not been limited, modified or revoked in any way.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

D.4 Its tax identification number or equivalent is number RUT 830119051-1 issued by the Regional Tax Department of Bogota, Ordinary Regime of the National Tax and Customs Department.

D.5. It does not require any partnership or corporate approval to enter into, close and fulfill this Contract.

D.6. The execution hereof does not violate, infringe or default in any other way: (a) any legal provisions and/or corporate bylaws of AXESAT; (b) any license, permit or authorization type granted to AXESAT; (c) any agreement or contract held by AXESAT; and (d) any third party’s right in relation to AXESAT. According to the hereinbefore, once signed by AXESAT, this Contract shall be valid, and once the Conditions Precedent are updated, it shall be enforceable, and the execution of the Contract herein shall not mean the rescission or early termination of any legal actions or facts entered into by AXESAT.

D.7. It has the necessary and enough financial soundness to abide by the obligations derived from this Contract.

D.8. It is its will to acquire, free form any encumbrances or ownership limitation, the Partnership Share of SATMEX in Enlaces and the Partnership Share of SMVS in HPS, as per the covenants provided herein.

E. INGUX represents under oath, through its legal representative, that:

E.1. It is a legally incorporated trading company, existing as per the Republic of Panama laws, as certified in Panama Public Registry Certification through sheet 809478, document No. 2432603, since July 25th, 2013.

E.2. In accordance with its corporate bylaws, it has full legal powers to hold this Contract and bind itself as per the terms provided herein.

E.3. Its legal representative for this action holds enough powers and authority to enter this Contract into, as stated in public deed number 5,233, dated on July 25th, 2013, granted by Mr. Guillermo Collado Ordoñez, Notary Public number 11 of Circuito de Panama, and until the date of signature of this instrument, those powers have not been limited, modified or revoked in any way.

E.4 Its tax identification number or equivalent is number NIT          issued by the General Income Department.

E.5. It does not require any partnership or corporate approval to enter into, close and fulfill this Contract.

E.6. The execution hereof does not violate, infringe or default in any other way: (a) any legal provisions and/or corporate bylaws of INGUX; (b) any license, permit or authorization type granted to INGUX; (c) any agreement or contract held by INGUX; and (d) any third party’s right in relation to INGUX. According to the hereinbefore, once signed by INGUX, this Contract shall be valid, and once the Conditions Precedent are updated, it shall be

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

enforceable, and the execution of the Contract herein shall not mean the rescission or early termination of any legal actions or facts entered into by INGUX.

E.7. It has the necessary and enough financial soundness to abide by the obligations derived from this Contract.

E.8. It is its will to acquire, free form any encumbrances or ownership limitation, the Partnership Share of HOLDSAT in Enlaces as per the covenants provided herein.

F. Enlaces represents under oath, through its legal representative, that:

F.1. It is a legally incorporated trading company, existing as per the Mexican United States laws, as certified in public deed number 20,345 dated on May 29th, 1998, granted by Mr. Jose Maria Morera Gonzalez, Esq., Notary Public number 102 of Mexico City, whose first notarial certified copy was registered before the Public Registry of Commerce of Mexico City on June 22nd, 1998, under commercial folio number 235,993.

F.2. In accordance with its corporate bylaws, it has full legal powers to hold this Contract and bound itself as per the terms provided herein.

F.3. Except for the authorization stated in Clause Five of this Contract, no further authorization is required for transferring the Partnership Shares issued by Enlaces.

F.4. According to its Special Book of Partners, SATMEX is the lawful owner and holder of the Partnership Share of SATMEX in Enlaces, and HOLDSAT is the lawful owner and holder of the Partnership Share of HOLDSAT in Enlaces.

F.5. It is the holder of a Concession to install, operate and use a public telecommunications network granted by the Department of Communication and Transportation on January 20th, 2000 (the “Concession”) and there are no material defaults on the obligations provided in the Concession.

F.6. Its legal representative for this action holds enough powers and authority to enter this Contract into, as stated in public deed number 28,468, dated on June 12th, 2012, granted by Mr. Fernando Perez Arredondo, Esq., Notary Public number 12 of Mexico City. Such powers and authority have not been limited, modified or revoked in any way until the date on which this instrument is signed.

F.7. Attachment “A” herein includes a description of the lease contract project to be held by and between Enlaces and SATMEX, including the location of the good.

F.8. Attachment “B” includes a list of every material asset property of Enlaces, shown in accounting sub-ledgers, or in its legal ownership, necessary for the operation of Enlaces business, including, without being limited to, fixed assets, intangible assets, furnishings as well as equipment, machinery and vehicles, and any other material personal property (hereinafter, the “Assets”).

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

F.9. Attachment “C” herein includes a list of every current general and special powers (including, without being limited to, any trading mandate and/or commission), granted by Enlaces to the date of signature of the Contract herein.

F.10. Except for what is set forth in Attachment “D”, up to the date of signature hereof, Enlaces has not been notified on the existence of lawsuits, claims, complaints, trials, subpoenas, disputes and/or judicial mandates, administrative or arbitration proceedings, pending orders, decrees or provisions issued by any Authority, that may be material, against Enlaces and/or involving Enlaces.

F.11. Attachment “E” herein includes the only professional services provision contract held with HPS or any other company, and Enlaces does not have its own staff nor did it enter into a collective bargaining agreement.

F.12. With regard to Management, Financial Statements and Accounting Ledgers:

i. Attachment “F” herein (hereinafter, the “Financial Statements”), substantially and reasonably reflects the current financial and accounting situation of Enlaces, as well as the results from the operations and the cash flow thereof, up to the date of their issuance, and they were prepared in accordance with financial information standards applied on a consistent basis.

ii. Except for what is provided in Attachment “G”, as from January 1st, 2013 and up to the date of signature of this Contract, Enlaces has not incurred in any action that has materially modified its Financial Statements in an adverse or negative way and/or in a way different from the ordinary course of business of Enlaces, based upon former practices.

F.13. Attachment “H” herein lists commercial name brands, software, Internet domain registers, and any further rights of Intellectual Property (hereinafter, the “Intellectual Property”).

F.14. Up to the date of this Contract, it has fulfilled its relevant obligations, derived from the contracts listed in Attachment “I” held by Enlaces and which are not included in any other attachments hereto.

F.15. With regard to insurance and bonds, Attachment “J” herein includes every bond, guarantee, security interest or personal guarantee that secure own or third-party obligations current up to the date, and any premiums or other payments enforceable under the aforementioned insurance policies have been paid in full and remain in force.

F.16. Up to the date of signature of this Contract, Attachment “K” includes a list of every in force bank account opened by Enlaces.

G. HPS represents under oath, through its legal representative, that:

G.1. It is a legally incorporated trading company, existing as per the Mexican United States laws, as certified in public deed number 35,956 dated on December 20th, 2007, granted by

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Mr. Jesus Orlando Padilla Becerra, Esq., Notary Public number 30 of Mexico City, whose first notarial certified copy was registered before the Public Registry of Commerce of Mexico City on October 2nd, 2008, under commercial folio number 355,456.

G.2. In accordance with its corporate bylaws, it has full legal powers to hold this Contract and bind itself as per the terms provided herein.

G.3. Except for the authorization that corresponds to Enlaces as owner and holder of one Partnership Share of Enlaces in HPS, which represents the majority of the capital stock of the latter, no further authorization is required from the Shareholders’ Meeting or its Management Board for transferring the Partnership Share of SMVS in HPS.

G.4. According to its Special Book of Partners, SMVS is the lawful owner and holder of one Partnership Share of SMVS in HPS, and Enlaces is the lawful owner and holder of 1 (one) representative Partnership Share of HPS’s capital stock with a value of [***], corresponding to fixed assets (the “Partnership Share of Enlaces in HPS”).

G.5. HPS has not held any contract or agreement granting call options, underwriting options or other rights to any other person, for the acquisition of Partnership Shares or other kind of securities that may be converted into or referred to the Partnership Share of SMVS in HPS.

G.6. Its legal representative for this action holds enough powers and authority to enter this Contract into, as stated in public deed number 28,862, dated on August 27th, 2012, granted by Mr. Fernando Perez Arredondo, Esq., Notary Public number 12 of Mexico City. Such powers and authority have not been limited, modified or revoked in any way until the date on which this instrument is signed.

G.7. Attachment “A1” includes a list of every material asset property of HPS, shown in accounting sub-ledgers, necessary for the operation of HPS’s business, including, without being limited to, intangible assets and personal property (hereinafter, “HPS’s Assets”).

G.8. Attachment “B1” herein includes a list of every current general and special powers (including, without being limited to, any trading mandate and/or commission), granted by HPS to the date of signature of the Contract herein.

G.9. Except for what is set forth in Attachment “C1”, up to the date of signature hereof, it has not been notified on the existence of lawsuits, claims, complaints, trials, subpoenas, disputes and/or judicial mandates, administrative or arbitration proceedings, pending orders, decrees or provisions issued by any Authority, that may be material, against HPS and/or involving HPS.

G.10. It is not aware of any strike or notification of strike, labor conflicts, work stoppage or facilities blockage in HPS, derived from workers’  or any other person’s protests, and up to the date there are no material causes for the occurrence of any such situations.

G.11. No employer’s subrogation has been initiated and it is not aware of the possibility that any employer’s subrogation may be initiated.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

G.12. HPS is up to date with regard to the fulfillment of every material obligation related to labor matters and it has not been notified on any material breach to the legislation applicable to it.

G.13. With regard to Management, Financial Statements and Accounting Ledgers:

i. Attachment “D1” herein (hereinafter, “HPS’s Financial Statements”), substantially and reasonably reflects the current financial and accounting situation of HPS, as well as the results from the operations and the cash flow thereof, up to the date of their issuance, and they were prepared in accordance with financial information standards applied on a consistent basis.

ii. Except for what is provided in “Attachment E1”, as from January 1st, 2013 and up to the date of signature of this Contract, HPS has not incurred in any action that has materially modified its Financial Statements in an adverse or negative way, and/or in a way different from the ordinary course of business of HPS, based upon former practices.

H. The PARTIES and HPS jointly represent that:

H.1. They reciprocally acknowledge the personality they hold in the Contract herein.

H.2. There is no error, deceit, malice, violence or any other defect of consent that may have an impact on its validity; thus, they agree to bind themselves as per the provisions of the following

CLAUSES

Clause 1. Definitions. Capitalized terms or terms with initial capital letter used along this Contract and its corresponding attachments, as applicable, shall bear the meaning granted herein and in the corresponding attachments, and they shall be used indistinctly in singular or plural form.

Clause 2. Purpose of the Contract. Subject to the compliance with the Conditions Precedent set forth in the Contract herein and as per the covenants provided therein, up to the Closing Date, the Sellers sell and transfer to the Buyers, in exchange of the payment of the amount established in this Contract, and the Buyers buy and acquire for themselves, de facto and de jure, free from any encumbrance and ownership limitation, SATMEX’s Partnership Share in Enlaces, HOLDSAT’s Partnership Share in Enlaces and SMVS’s Partnership Share in HPS (hereinafter, jointly, the “Partnership Shares”), as follows:

•                  SATMEX transfers to AXESAT, SATMEX’s Partnership Share in Enlaces

•                  HOLDSAT transfers to INGUX, HOLDSAT’s Partnership Share in Enlaces

•                  SMVS transfers to AXESAT, SMVS’s Partnership Share in HPS

Clause 3. Price. The Buyers bind themselves to pay to the Sellers [***] (the “Price”).

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

The Price shall be paid to the Sellers in the way and as per the terms agreed in writing by the Sellers and the Buyers.

In order to guarantee the Price payment, AXESAT herein subscribes and delivers a promissory note, [***].

Clause 4. Additional Agreements.

4.1 Enlaces and HPS hereby bind themselves to the existence (a) on the Closing Date or (b) [***], whatever may occur first, of a joint and accrued equity of [***], which shall be available as from such date. In case of letter (b) of the paragraph herein, such amount shall only be used for the ordinary course of business of Enlaces and HPS. The cash balance to the Closing Date shall remain in Enlaces and HPS, as applicable.

For the purposes of the above, ordinary course of business shall be understood as the working capital required for the efficient operation of Enlaces and HPS, as may correspond. The hereinbefore includes, without being limited to, the payment of wedges, payments to suppliers of any input (including the satellite segment), payment of services (water, energy, telephone), taxes or any other payment required in general by the authorities, as well as other activities required for the operation of Enlaces’ and HPS’s business, as per former practices.

4.2 As from the Closing Date, Enlaces (or its assignees) does accept, acknowledge and bind itself to hire from SATMEX (or its assignees) during the following [***], any additional satellite capacity necessary in accordance with its requirements and which Enlace will not acquire or receive by means of the satellite capacity hired by AXESAT from SATMEX, as follows:

(a) Enlaces shall notify in writing to SATMEX, at least [***] in advance to the date when the provision of the satellite capacity is required to initiate, on the best proposal received from any third party with regard to the capacity required. Such proposal shall include at least the price quotation, the satellite that shall provide the capacity and the contracting term (the “Notification”).

(b) SATMEX shall have up to [***] as from the reception of the Notification to confirm if it is willing to provide the satellite capacity in tis satellites and equal the total cost for the satellite capacity, as stated in the corresponding Notification (the “Acceptance”). Once SATMEX notifies Enlaces in writing on the Acceptance, any covenants specified in the Acceptance notification shall be understood as agreed and shall become binding for both, Enlaces and SATMEX. Should SATMEX fail to grant a confirmation notification within the [***] tenure mentioned before, it shall be understood that SATMEX will not equal the total cost for the satellite capacity of the corresponding Notification; thus, it shall have no obligation to provide the satellite capacity as per such Notification, and Enlaces may be able to hire such satellite capacity from any third party without any further responsibility.

Clause 5. Conditions Precedent. The Parties do hereby agree on and bind themselves to the total execution of the effects herein so that the Conditions Precedent are fulfilled as follows (the “Conditions Precedent”):

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

(a) The operation shall be approved and not controverted by the Federal Telecommunications Institute (“IFETEL”) (i) with regard to the Concession related to the disposal of partnership shares, and (ii) with regard to the Federal Economic Competition Act (or any other applicable law), as it may correspond.

(b) The Sellers shall be granted in writing with the necessary partnership and corporate authorization, if applicable.

Clause 6. Other approvals. As from the date of signature of this instrument, the Parties shall perform any necessary actions to be granted with a favorable resolution of the Federal Communications Commission of the United States of America or of any other authority that may succeed or substitute such Commission on this power, as may be required, if applicable. Obtaining any such approval shall not constitute a Condition Precedent.

Clause 7. Confirmations. The Parties do hereby confirm that up to the date of signature of this Contract every representation made by each Party and by HPS in the Representations chapter is valid, correct and enforceable, and that the content therein is a decisive reason for the Parties to execute the operation referred to in this instrument.

Clause 8. Closing Date. The enforceability, i.e., the closing and fulfillment of this Contract and, consequently, the rights and obligations provided herein, shall be performed within [***] following the day when the Parties, through written notifications provided as set forth in this Contract, expressly confirm that every previously provided Conditions Precedent have been fulfilled (the “Closing Date”).

The Contract closing shall be carried out on the Closing Date at [***].

The parties do hereby agree that, should the Conditions Precedent set forth in the Contract herein fail to be complied within a term of [***] as from the day following to the date of signature thereupon, any Party may terminate this Contract with a written notification issued within the following [***]. Any confidentiality obligations shall prevail as agreed in the Contract.

The Parties may, in any given moment, renegotiate any posterior date for the fulfillment of such Conditions Precedent.

8.1 Obligations posterior to the Signature. The Parties agree on carrying out any reasonably necessary actions to perform or instruct the performance of every necessary and convenient action addressed to fulfill the purchase and sale operation provided in the Contract herein, including the preparation, presentation and answering, as soon as feasible, of every documentation corresponding to permits, applications, registrations, notifications, requests, statements, requirements of additional information and other documents necessary to be presented before any authority or person.

8.2 Rescission. The Sellers and/or the Buyers may rescind this Contract without any further need to present a judicial statement as determined in the following instances:

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

(a) By the Sellers in the event that the Buyers, individually or jointly, have incurred in an omission, deceit, concealment or any non-fulfillment, inaccurate information or misrepresentation of any of its representations, confirmations and further obligations contained herein, provided that any such non-fulfillment, inaccurate information or misrepresentation, if amendable, had not been amended by the Buyers within a term of [***] as from the date of reception of the notification sent thereto by the Sellers.

The hereinbefore is applicable with the understanding that in case of lack of payment of any enforceable obligation, default interests shall result at a rate of [***], as from the date when the corresponding non-fulfillment is notified for being written-off, if applicable.

(b)  By the Buyers in the event that the Sellers, individually or jointly, have incurred in an omission, deceit, concealment or any non-fulfillment, inaccurate information or misrepresentation of any of its representations, confirmations and further obligations contained herein, provided that any such non-fulfillment, inaccurate information or misrepresentation, if amendable, had not been amended by the Sellers within a term of [***] as from the date of reception of the notification sent thereto by the Buyers.

The hereinbefore is applicable with the understanding that in case of lack of payment of any enforceable obligation, default interests shall result at a rate of [***], as from the date when the corresponding non-fulfillment is notified for being written-off, if applicable.

Clause 9. Indemnification.

9.1 Indemnification by SATMEX. SATMEX (or its assignees) agrees and accepts indemnifying the Buyers (or their assignees) according to the procedure set forth in paragraph 9.3 herein, for any damages caused to the Buyers (or their assignees), as well as to hold them harmless on its own account (SATMEX), from any claim, action, procedure, process or lawsuit, sanction and/or penalty, whether administrative, judicial or extrajudicial, derived from actions previous to the signature of this instrument, as per the following terms:

(i) For any omission, deceit, concealment, inaccurate information or false statement in SATMEX’s representations.

(ii) For the knowledge of any omission, deceit, concealment, inaccurate information or false statement in Enlaces’ and HPS’s representations, respectively, including its Attachments, expressly stated in this Contract, because of its performance as partner, direct or indirect, of Enlaces and HPS, respectively, and in the information to which it has had access because of the execution of the Senior Management Contract.

(iii) For any controversies and/or litigations listed in Attachment “D”.

(iv) For damages caused to the Buyers (or their assignees) derived from facts unknown by SATMEX, by Enlaces and/or by HPS and for which Enlaces and/or HPS are responsible, and up to the amount of the Price.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

(v) For any non-fulfillment in relation to the obligations that correspond to any of the Sellers as per this Contract, different from those provided in paragraphs (i) through (iv) herein, up to the amount of the Price.

The Parties do hereby agree and acknowledge that the indemnification referred to in the Clause herein shall become applicable only for those amounts which, in aggregate, exceed [***].

9.2 Indemnification by the Buyers. The Buyers (or their assignees) agree and accept indemnifying the Sellers (or their assignees) according to the procedure set forth in paragraph 9.3 herein, for any damages caused to the Sellers (or their assignees), as well as to hold them harmless on the account of the Buyers, from any claim, action, procedure, process or lawsuit, sanction and/or penalty, whether administrative, judicial or extrajudicial, derived from actions previous to the signature of this instrument, for any (i) deceit, concealment, inaccurate information or false statement in the Buyers’ representations, including, without being limited to, those representations from any of the Buyers, and (ii) non-fulfillment in relation to the obligations that correspond to any of the Buyers as per this Contract, up to the amount of the Price.

The Parties do hereby agree and acknowledge that the indemnification referred to in the Clause herein shall become applicable only for those amounts which, in aggregate, exceed [***].

9.3 Indemnification Enforceability Procedure. Any of the Sellers and/or of the Buyers that may deem it shall be indemnified, including their assignees, as per this Clause (hereinafter and jointly the “Indemnitee”), shall notify its claim to the Party that upon its consideration shall be responsible for indemnifying it (hereinafter, the “Indemnitor”). The notification writing shall specify the nature, purpose and rationale for the indemnification claim, according to what is provided herein, the amount payable and the concept of any such indemnification, as well as the bank account number for the deposit of the enforceable amount. The aforementioned notification shall be attached with any documentation required to evaluate the claim therein.

Within the following [***] as from the date of reception of the aforementioned notification, the Indemnitor shall notify the Indemnitee on its acceptance or objection with regard to the allegations of the Indemnitee, contained in the claim notification received from the latter, with the understanding that the Indemnitor shall pay the enforceable indemnification within [***] from the maturity of the term set forth in this paragraph, in case that the Indemnitor agrees on the allegation made by the Indemnitee.

Should the Indemnitor notify the Indemnitee its total or partial objection to the allegations of the Indemnitee, contained in the claim notification received from the latter, or else, should the Indemnitor fail to notify the Indemnitee on its agreement or objection within the term hereinbefore, it shall then be understood that the allegations contained in the Indemnitee’s notification have been challenged and, consequently, that the corresponding indemnification may only be applied when determined by a final judicial decision.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

9.4 Claims by third parties. Should any Indemnitee receive a notification or demand, sanction and/or penalty, whether administrative, judicial or extrajudicial, promoted by a third party, the Indemnitee shall inform the Indemnitor within a term that, in any case, shall not exceed [***], and the same procedure as the one stated for any claims by the Parties shall be followed.

In any case, the Parties bind themselves to cooperate among each other in a timely and duly manner, for promoting the adequate defense of any procedures presented by third parties, and they shall mutually provide the information, records and documents required to promote any convenient actions or exceptions during such procedures. Also, they bind themselves to attend any required conferences, summons and hearings.

9.5 Continuity. The right of each of the Buyers and/or Sellers to demand an indemnification from the other Party for the damages caused as per this Clause shall end once the statute of limitations has expired in accordance with the applicable provisions, as may correspond to its nature, purpose or rationale.

Clause 10. Confidential Information. Confidential Information shall be understood as the written, oral and/or graphic information contained in written, electronic or electromagnetic means, whether it is clearly or not clearly identified as confidential by the Parties or its subsidiaries and affiliates. Any such information includes, without being limited to, legal, technical, financial and trading information related to customers’ names or potential partners’ names; business proposals and strategies, organizational structure, composition of the partnership and the company; reports, plans, market forecasts, data and any further industrial and/or corporate information, together with formulas, mechanisms, patterns, methods, techniques, labor processes, compilations, comparisons, studies and other documents prepared and kept as confidential by the Parties or its affiliates and subsidiaries.

Except for the provisions of this Clause and except for any disclosure of such Confidential Information made on a need-to-know basis, the Parties shall not disclose or reveal to anyone, in whole or in part, the Confidential Information provided, directly or indirectly, by any other Party, its affiliates or its subsidiaries, without the previous written consent from the counterparty. In this case, the Party receiving the relevant authorization shall strictly abide by the terms of the authorization granted by the other Party, its affiliates or its subsidiaries that delivered the information.

The Parties are not bound to keep the confidentiality of the information referred to in this Contract in any of the following instances:

a) When any of the Parties had knowledge of such information before its disclosure, as per the corresponding evidence thereof.

b) When the information is legally received, free from restrictions, from other source entitled to disclose such information.

c) When the information is or becomes part of the public domain, without any of the Parties failing to comply with this agreement.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

d) When the information is provided by a third party and such disclosure does not break or violate any confidentiality obligation.

Should an authority request from any of the Parties the disclosure of the Confidential Information, the Party receiving the request shall immediately notify the counterparty so that the latter may take any measures it may deem convenient, including the enforceability of rights to which it may be entitled.

Likewise, the Parties bind themselves to provide only the information requested, making their best effort to determine the scope of the information requested, whenever the requesting authority fails to delimit the information required, so that the impact on the Confidential Information may be as little as feasible.

In case of controversy between the Parties or else, of claim, action or lawsuit, judicial or extrajudicial, before third parties, the Parties involved may present the Confidential Information directly related to the corresponding legal action and which is necessary to be presented for the duly accreditation of its allegations and/or defense before the authorities hearing or that shall hear on the specific case, with the understanding that, in any case, such Party shall request that said Confidential Information presented be kept as confidential when the applicable law provides for such possibility.

The Parties may disclose the Confidential Information in case of (i) compliance with any legal requirement, (ii) financial restructure processes or control changes performed, and (iii) compliance with legal or financial audits, provided that, in any instance, the recipients of the Confidential Information have a confidential agreement in place, duly signed, with terms at least as restrictive as the ones provided herein.

Clause 11. Waivers to Rights of First Refusal.

Subject to the compliance with the Conditions Precedent for the closing of this Contract, the Sellers, Enlaces and HPS, by mutual agreement, do hereby waive the provisions of Article 66 of the current General Corporation and Partnership Act, therefore stating that there is no deceit, bad faith or defect of consent for such waiver, as follows:

•                  SATMEX, as partner of Enlaces, expressly waives its preemptive rights with regard to the transfer, in favor of AXESAT, of the Partnership Share of SATMEX in Enlaces.

•                  HOLDSAT, as partner of Enlaces, expressly waives its preemptive rights with regard to the transfer, in favor of AXESAT, of the Partnership Share of SATMEX in Enlaces.

•                  Enlaces, as partner of HPS, expressly waives its preemptive rights with regard to the transfer, in favor of AXESAT, of the Partnership Share of SMVS in HPS.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Clause 12. Deliverables upon the Closing Date.

The Parties do hereby agree and bind themselves to the delivery of the following documents on the Closing Date:

12.1 Enlaces, through the Secretary of its Management Board or through the person designated by Enlaces, shall present its original Special Book of Partners containing the entry where the transfer of SATMEX’s Partnership Share in Enlaces and of HOLDSAT’s Partnership Share in Enlaces is stated, therefore reflecting the new partners as per this Contract, and where the Pledge existing on Enlaces’ Partnership Shares is cancelled.

12.2 Enlaces and SMVS, through the Secretary of HPS’s Management Board or through the person designated by HPS, shall present the original Special Book of Partners containing the entry where the transfer of SMVS’s Partnership Share in HPS is stated, therefore reflecting the new partners as per this Contract.

12.3 The applicable Parties are bound to present the New Satellite Capacity Provision Contract, duly signed, based upon the terms of the Contract herein.

12.4 SATMEX and HOLDSAT bound themselves to present a copy of the corresponding resolution of the Shareholders’ Meeting of Enlaces, approving, among other things that may result, the amendment to the corporate bylaws of Enlaces to allow the direct foreign investment share in the capital stock of Enlaces up to [***], as set forth in Transitory Article Five of the Decree where diverse provisions are reformed and added to Articles 6th, 7th, 27, 28, 73, 78, 94 and 105 of the United Mexican States Constitution, in relation to Telecommunications, published in the Federal Official Gazette on [***].

12.5 Enlaces and SMVS bound themselves to present the corresponding resolution of the Shareholders’ Meeting of HPS, approving, among other things that may be relevant, the amendment to the corporate bylaws of HPS to allow the direct foreign investment share in the capital stock of HPS up [***].

12.6 As per Article 33, last paragraph, of the Foreign Investment Act, and Article 38, Section I, of the Foreign Investment Act Regulations, the Buyers shall notify in writing the National Foreign Investment Registry on the transfer of Partnership Shares subject matter of this Contract, within a term of [***] following the date when any such amendments enter into force.

12.7 As per Condition 4.4.5 of the Concession, Enlaces shall inform IFETEL on the amendments to the corporate bylaws approved on the Closing Date, within a term of [***] after such date, pursuant to Section 12.4 of this Clause.

12.8 Enlaces shall deliver the original of the Concession title as well as every document related thereto.

Clause 13. Notifications. For the purposes of any notification or communication derived from or related to this Contract, each Party does hereby state as its elected domicile the following:

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

13.1 The Sellers:

Satelites Mexicanos, S.A. de C.V.

Paseo de la Reforma #222 Piso 20

Colonia Juarez

Delegacion Cuauhtemoc

Mexico City

Federal District

Zip Code 06600

Mexico

Addressed to: [***]

With copy to: [***]

Holdsat Mexico, S.A.P.I. de C.V.

Paseo de la Reforma #222 Piso 20

Colonia Juarez

Delegacion Cuauhtemoc

Mexico City

SIGNATURE SHEET

The Seller

Satelites Mexicanos, S.A. de C.V.

[Illegible signature]

Patricio E. Northland

Legal Representative

[Illegible text]

The signature sheet herein (1 of 4) corresponds to the Purchase and Sale Contract of Partnership Shares held by and between Satelites Mexicanos, S.A. de C.V., Holdsat Mexico, S.A.P.I. de C.V. and SMVS Administracion, S. de R.L. de C.V. as Sellers, and Axesat, S.A. and Ingux, S.A. as Buyers, with the presence of Enlaces Integra, S. de R.L. de C.V. and HPS Corporativo, S. de R.L. de C.V., dated on October 25th, 2013.

[Illegible signatures at the bottom]

SIGNATURE SHEET

The Seller

Holdsat Mexico, S.A.P.I. de C.V.

[Illegible signature]

Alejandro Sainz Orantes

Legal Representative

The signature sheet herein (2 of 4) corresponds to the Purchase and Sale Contract of Partnership Shares held by and between Satelites Mexicanos, S.A. de C.V., Holdsat Mexico, S.A.P.I. de C.V. and SMVS Administracion, S. de R.L. de C.V. as Sellers, and Axesat, S.A. and Ingux, S.A. as Buyers, with the presence of Enlaces Integra, S. de R.L. de C.V. and HPS Corporativo, S. de R.L. de C.V., dated on October 25th, 2013.

SIGNATURE SHEET

The Seller

SMVS Administracion, S. de R.L. de C.V.

[Illegible signature]

Patricio E. Northland

Legal Representative

[Illegible text]

The signature sheet herein (3 of 4) corresponds to the Purchase and Sale Contract of Partnership Shares held by and between Satelites Mexicanos, S.A. de C.V., Holdsat Mexico, S.A.P.I. de C.V. and SMVS Administracion, S. de R.L. de C.V. as Sellers, and Axesat, S.A. and Ingux, S.A. as Buyers, with the presence of Enlaces Integra, S. de R.L. de C.V. and HPS Corporativo, S. de R.L. de C.V., dated on October 25th, 2013.

SIGNATURE SHEET

The Buyer

Axesat, S.A.

[Illegible signature]

Mauricio Segovia

Legal Representative

The Buyer

Ingux, S.A.

[Illegible signature]

Mauricio Segovia

Legal Representative

The signature sheet herein (4 of 4) corresponds to the Purchase and Sale Contract of Partnership Shares held by and between Satelites Mexicanos, S.A. de C.V., Holdsat Mexico, S.A.P.I. de C.V. and SMVS Administracion, S. de R.L. de C.V. as Sellers, and Axesat, S.A. and Ingux, S.A. as Buyers, with the presence of Enlaces Integra, S. de R.L. de C.V. and HPS Corporativo, S. de R.L. de C.V., dated on October 25th, 2013.

SIGNATURE SHEET

Attending Party

Enlaces Integra, S. de R.L. de C.V.

[Illegible signature]

Victor Manuel Fernandez Meillon

Legal Representative

[Illegible text]

Attending Party

HPS Corporativo, S. de R.L. de C.V.

[Illegible signature]

Victor Manuel Fernandez Meillon

Legal Representative

[Illegible text]

The signature sheet herein corresponds to the Purchase and Sale Contract of Partnership Shares held by and between Satelites Mexicanos, S.A. de C.V., Holdsat Mexico, S.A.P.I. de C.V. and SMVS Administracion, S. de R.L. de C.V. as Sellers, and Axesat, S.A. and Ingux, S.A. as Buyers, with the presence of Enlaces Integra, S. de R.L. de C.V. and HPS Corporativo, S. de R.L. de C.V., dated on October 25th, 2013.